Calculation of Filing Fee Tables
S-11
Wheeler Real Estate Investment Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, $0.01 par value	457(a)	100,000,000	$ 0.3926	$ 39,260,000.00	0.000087	$ 3,415.62
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 39,260,000.00		$ 3,415.62
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,415.62
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $0.445 and low $0.3401 sale prices of the Common Stock on November 6, 2026 (taking into account the one-for-24 reverse stock split effected on May 16, 2024; the one-for-five reverse stock split effected on June 27, 2024; the one-for-three reverse stock split effected on September 19, 2024; the one-for-two reverse stock split effected on November 18, 2024; the one-for-four reverse stock split effected on January 27, 2025; the one-for-five reverse stock split effected on March 26, 2025; the one-for-seven reverse stock split effected on May 26, 2025; the one-for-five reverse stock split effected on September 22, 2025; the one-for-two reverse stock split effected on November 28, 2025; the one-for-three reverse stock split effected on January 16, 2026; the one-for-three reverse stock split effected on April 17, 2026; the one-for-four reverse stock split effected on June 17, 2026; the one-for-five reverse stock split effected on July 27, 2026 (the "July 2026 Reverse Stock Split"); the one-for-four reverse stock split effected on August 26, 2026 (the "August 2026 Reverse Stock Split"); the one-for-nine reverse stock split effected on September 21, 2026 (the "September 2026 Reverse Stock Split"); and the one-for-six reverse stock split effected on October 29, 2026 (the "October 2026 Reverse Stock Split").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Shares, $0.01 par value	2,030	$ 7,094,606.40	S-11	333-296944	07/02/2026
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the Prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-11 (File No. 333-296944), originally filed with the Securities and Exchange Commission (the "SEC") on June 22, 2026, and subsequently declared effective by the SEC on July 2, 2026 (the "Prior Registration Statement"). The Prior Registration Statement related to an aggregate of 100,090,365 shares of Common Stock (or 92,676 shares of Common Stock taking into account the July 2026 Reverse Stock Split, the August 2026 Reverse Stock Split, the September 2026 Reverse Stock Split and the October 2026 Reverse Stock Split), of which 2,030 shares of Common Stock remain unissued (taking into account the July 2026 Reverse Stock Split, the August 2026 Reverse Stock Split, the September 2026 Reverse Stock Split and the October 2026 Reverse Stock Split). No registration fee is payable in connection with 2,030 shares of Common Stock because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See "Explanatory Note" in this Registration Statement.